Exhibit 11a


                          AES CHINA GENERATING CO. LTD.

             STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                                            Three Months Ended            Three Months Ended
                                                              August 31, 1996               August 31, 1995
                                                          ------------------------      -----------------------
PRIMARY

Weighted Average Number of Shares of Common
Stock Outstanding                                                  15,634                        17,299


Net Effect of Dilutive Stock
Options
Based on the Treasury Stock Method Using                               30                             -
Average Market Price
                                                          ------------------------      -----------------------

Weighted Average Shares Outstanding                                15,664                        17,299
                                                          ========================      =======================

Net Income                                           US$            1,037                           576
                                                          ========================      =======================

Per Share Amount                                     US$             0.06                          0.03
                                                          ========================      =======================


FULLY DILUTED

Weighted Average Number of Shares of Common                        15,634                        17,299
Stock Outstanding


Net Effect of Dilutive Stock Options Based on
the Treasury Stock Method Using Ending Market
Price                                                                  30                             -
                                                          ------------------------      -----------------------

Weighted Average Shares Outstanding                                15,664                        17,299
                                                          ========================      =======================

Net Income                                           US$            1,037                           576
                                                          ========================      =======================

Per Share Amount                                     US$             0.06                          0.03
                                                          ========================      =======================

                                                                     Exhibit 11b

                          AES CHINA GENERATING CO. LTD.

             STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                                             Nine Months Ended          Nine Months Ended
                                                              August 31, 1996             August 31, 1995
                                                          ------------------------    -----------------------
PRIMARY

Weighted Average Number of Shares of Common
Stock Outstanding                                                  15,638                      17,487


Net Effect of Dilutive Stock
Options
Based on the Treasury Stock Method Using                               11                           -
Average Market Price
                                                          ------------------------    -----------------------

Weighted Average Shares Outstanding                                15,649                      17,487
                                                          ========================    =======================

Net Income                                           US$            1,947                       1,569
                                                          ========================    =======================

Per Share Amount                                     US$             0.12                        0.09
                                                          ========================    =======================


FULLY DILUTED

Weighted Average Number of Shares of Common                        15,638                      17,487
Stock Outstanding


Net Effect of Dilutive Stock Options Based on
the Treasury Stock Method Using Ending Market
Price                                                                  11                           -
                                                          ------------------------    -----------------------

Weighted Average Shares Outstanding                                15,649                      17,487
                                                          ========================    =======================

Net Income                                           US$            1,947                       1,569
                                                          ========================    =======================

Per Share Amount                                     US$             0.12                        0.09
                                                          ========================    =======================